For More Information
Investor Contacts:

Jack A. Pacheco
Senior Vice President & Chief Financial Officer
SMART Modular Technologies
510-624-8134

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-4962
suzanne@blueshirtgroup.com

SMART Modular Technologies Reports Second Quarter Fiscal 2008 Results
Net Sales of $160.0 Million
GAAP Diluted EPS of $0.17
Gross Profit of $32.4 Million

FREMONT, CA – March 20, 2008 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the second quarter of fiscal 2008.

Second Quarter Fiscal 2008 Results:

•	Net Sales of $160.0 Million, down 9% from the previous quarter

•	Gross Profit of $32.4 Million, down 3% from the previous quarter

•	GAAP diluted EPS of $0.17, vs. $0.18 in the previous quarter

Net sales for the second quarter of fiscal 2008 were $160.0 million, down 9% compared to $175.0 million for the first quarter of fiscal 2008, and down 33% compared to $239.1 million for the second quarter of fiscal 2007.

Gross profit for the second quarter of fiscal 2008 was $32.4 million, down 3% compared to $33.5 million for the first quarter of fiscal 2008, and down 21% compared to $41.2 million for the second quarter of fiscal 2007.

Net income for the second quarter of fiscal 2008 was $11.0 million, or $0.17 per diluted share, compared to net income of $11.5 million, or $0.18 per diluted share for the first quarter of fiscal 2008, and $14.0 million, or $0.22 per diluted share for the second quarter of fiscal 2007.

SMART ended the second quarter of fiscal 2008 with $155.0 million in cash and cash equivalents.

“Our results this quarter were affected by the difficult pricing environment that remained challenging for us as well as others in the industry and slower growth than expected from high density server modules, partially due to delayed product introductions by our customers. As we discussed last quarter, we believed unit growth would improve, and density growth would be necessary to contribute to our improved financial performance. Unit growth in the quarter did improve, but density growth did not, and therefore our results were negatively impacted,” explained Iain MacKenzie, President and CEO of SMART.

“We were, however, successful in growing our non-DRAM businesses, in particular, the Flash and embedded and display businesses, where revenues grew from 11% to 13% of revenues in the quarter. In addition, we closed the Adtron acquisition on March 3, 2008 and look forward to moving ahead together, to serve the fast-growing solid state flash market where our combined portfolio of products positions us well. The acquisition of Adtron is an additional step towards diversifying the business away from DRAM by broadening our product portfolio and leveraging our core technology and product competencies, manufacturing and test capabilities, and global footprint. We are excited about the future as we jointly address the non-commodity segment of the high-end, enterprise, telecom, industrial, and military market for solid state flash,” concluded Mr. MacKenzie.

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.

For the third quarter of fiscal 2008, SMART estimates net sales will be in the range of $160 to $170 million, gross profit will be in the range of $33 to $35 million, and GAAP diluted net income per share will be approximately the same as reported above for the second quarter of fiscal 2008. The shares used in computing diluted net income per ordinary share are estimated to be in the range of 63.6 million to 64.4 million.

Conference Call Details

SMART’s second quarter, fiscal 2008 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Thursday, March 20, 2008. The call may be accessed U.S. toll free by calling (800) 240-8621 or U.S. toll by calling (303) 262-2194. Please join the conference call at least ten minutes early in order to register. The passcode for the call is “SMART”. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, April 3, 2008, by dialing (800) 405-2236 and enter the passcode 11109700#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company’s financial performance, technical capabilities, business strategies and product plans.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the post-closing integration of the businesses and product lines of SMART and Adtron, production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, and other risks detailed in the company’s periodic report filings with the Securities and Exchange Commission. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The company operates in a continually changing business environment and new factors emerge from time to time. The company cannot predict such factors, nor can it assess the impact, if any, from such factors on the company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Through its subsidiary, Adtron Corporation, SMART offers high performance, high capacity solid state flash disk drives for enterprise, defense/aerospace, industrial automation, medical, and transportation markets.  Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure, and network processing applications. SMART’s Display Products Group designs, manufactures, and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	February 29,	March 2,	February 29,	March 2,
	2008	2007	2008	2007
	(In thousands, except per share data)
Net sales	$159,566	$239,137	$334,517	$476,307
Cost of sales	127,170	197,975	268,599	397,233

Gross profit	32,396	41,162	65,918	79,074

Research and development	4,624	4,450	9,309	8,490
Selling, general and administrative	14,331	16,756	29,392	31,010

Total operating expenses	18,955	21,206	38,701	39,500

Income from operations	13,441	19,956	27,217	39,574
Interest expense, net	(1,327)	(2,336)	(2,351)	(4,423)
Other (expense) income, net	373	(265)	1,795	(336)

Total other expense, net	(954)	(2,601)	(556)	(4,759)

Income before provision (benefit) for income taxes	12,487	17,355	26,661	34,815
Provision (benefit) for income taxes	1,539	3,385	4,220	6,292

Net income	$10,948	$13,970	$22,441	$28,523

Net income per ordinary share, basic	$0.18	$0.24	$0.37	$0.48

Shares used in computing basic net income per ordinary share	60,869	59,396	60,782	59,043

Net income per ordinary share, diluted	$0.17	$0.22	$0.35	$0.45

Shares used in computing diluted net income per ordinary share	63,713	63,790	63,684	63,653

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 29,	August 31,
	2008	2007
	(In thousands)
ASSETS
Cash and cash equivalents	$155,018	$144,147
Accounts receivable, net of allowances of $2,019 and $2,517 as of February 29, 2008 and August 31, 2007, respectively	162,637	184,391
Inventories	61,856	65,105
Prepaid expenses and other current assets	9,803	8,217

Total current assets	389,314	401,860
Property and equipment, net	38,957	33,588
Goodwill	3,187	3,187
Other non-current assets	13,029	14,442

Total assets	$444,487	$453,077

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$96,441	$131,937
Accrued expenses and other current liabilities	21,353	24,043

Total current liabilities	117,794	155,980
Long-term debt	81,250	81,250
Other long-term liabilities	2,018	—

Total liabilities	201,062	$237,230

Shareholders’ equity:
Ordinary shares	10	10
Additional paid-in capital	95,894	92,250
Deferred stock-based compensation	(202)	(335)
Accumulated other comprehensive income	7,214	6,083
Retained earnings	140,509	117,839

Total shareholders’ equity	243,425	215,847

Total liabilities and shareholders’ equity	$444,487	$453,077

END